Exhibit 99.1

FOR IMMEDIATE RELEASE

Wrap Technologies Appoints David Norris as President and Director

Skilled in Delivering Revenue Growth and Scaling Production

LAS VEGAS, Nevada, January 9, 2018 – Wrap Technologies, Inc., an innovator of modern policing solutions, today announced the appointment of David Norris as President and as a Director.

Mr. Norris comes to Wrap Technologies having served four years in senior executive roles at privately held loanDepot, Inc. as it rapidly expanded into the 5th largest mortgage lender in the United States. He was most recently Chief Revenue Officer of loanDepot with prior executive positions including President and Chief Operating Officer. In October 2012 Mr. Norris was appointed as Chief Executive Officer of Greenlight Financial Services which was sold to Nationstar Mortgage in May 2013 whereupon he served as President of Direct Lending and Chief Marketing Officer until February 2014. Previously he served as President at LendingTree Loans and Discover Home Loans.

Mr. Norris’ career also includes executive and management roles at Toshiba America Information Systems, Qualcomm Personal Electronics and American Technology Corporation. His early career was as a probation officer in San Diego for five years. David earned his Bachelor of Science degree in business administration from University of Phoenix in 1993.

 “On behalf of the board, I am very pleased to welcome Mr. Norris as our President and new board member,” said Scot Cohen, executive chairman of Wrap Technologies. “His extensive operations experience, proven ability to develop talent to manage rapid growth and intense focus on sales and marketing activities will be instrumental in the rollout of the BolaWrap100. As an early shareholder and advisor, David has demonstrated his commitment to our mission to deliver a new restraint solution to law enforcement.”

“I’m grateful for the opportunity to be part of Wrap Technologies, said Mr. Norris. “The Bola product achieves Wrap Technologies goal of serving the community, first responders, and tax payers.”

Mr. James Barnes will continue as CFO with the added role as Secretary and Treasurer. Elwood Norris resigned as a director but continues full-time as Chief Technology Officer.

About Wrap Technologies
Wrap Technologies is an innovator of modern policing solutions. Wrap Technology premiered its non-lethal BolaWrap™ 100 remote restraint solution at the International Association of Police Chiefs (IACP) October 2017 international conference.

BolaWrap is a patent pending, hand-held remote restraint device that discharges an eight-foot bola style Kevlar® tether to entangle an individual at a range of 10-25 feet. Developed by award winning inventor Elwood Norris, the small but powerful BolaWrap assists law enforcement to safely and effectively control encounters.

Trademark Information: BolaWrap is a trademark of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the company’s overall business, total addressable market and expectations regarding future sales and expenses. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the company’s control. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the company’s ability to manufacture and produce product for customers; the company’s ability to develop sales for its new product solution; the acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the company’s ability to maintain and enhance its brand, as well as other risk factors included including the company’s most recent quarterly report on Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management.  Except as required by law, the company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

WRAP TECHNOLOGIES CONTACT:
Alex Barnes
800-583-262, Ext #1
alex@wraptechnologies.com